Exhibit 23.3

                                September 4, 1998



Wayne A. Whitham, Jr. Esq.
Williams, Mullen, Christian & Dobbins
1021 East Cary Street, 16th Floor
Richmond, Virginia 23219


                          CONSENT OF INVESTMENT BANKERS

Gentlemen:

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated September __, 1998 to the Board of Directors of United Community Bankshares, Inc. in connection with the merger of United Community Bankshares, Inc. by Mid-Atlantic Community BankGroup, Inc. and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                            Sincerely,

                                            SCOTT & STRINGFELLOW, INC.

                                            /s/ Gary S. Penrose

                                            Gary S. Penrose
                                            Managing Director
                                            Financial Institutions Group